Exhibit 10.8
PURCHASE AND SALE AGREEMENT
     This Purchase and Sale Agreement (the “Agreement”) dated as of February 25, 2010, by and between Call Now, Inc. (“CNI”) and Christopher J. Hall (“HALL”) with an address of 671 N.E. 105th Street, Miami Shores, FL 33138. CNI and HALL are referred to herein collectively as the “Parties”.
RECITALS
     WHEREAS, the Parties are the owners of certain securities and interests; and
     WHEREAS, the Parties have agreed to the purchase and sale transaction, subject to the provisions of this Agreement, concerning the securities and interests as set forth herein.
     NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, the Parties mutually agree as follows:
     1. HALL Purchase Transaction. HALL agrees to purchase from CNI and CNI agrees to sell, transfer, assign, convey and deliver to HALL at the Closing provided for herein the following, free and clear of all liens, claims or encumbrances:
(a) The Retama Development Corporation Funding Agreement with a current principal and interest balance totaling $5,355,428.77 ($3,627,569.47 principal + $1,727,858.70 interest)
(b) 500,000 shares of Penson Worldwide, Inc. common stock (NASDAQ:PNSN).
     2. CNI Purchase Transaction. CNI agrees to purchase from HALL and HALL agrees to sell, transfer, assign, convey and deliver to CNI at the Closing provided for herein the following, free and clear of all liens, claims or encumbrances:
(a) 898,000 shares of CNI common stock
(b) $3,200,000 Leon County FL Educational Facilities Authority (Southgate) Series B, 7.625% due 9/1/28 (CUSIP# 52643EAY9)
(c) $2,200,000 Cambridge Student Housing Financing Revenue Series C, 9.70% due 11/1/39 (CUSIP# 13251PAC7)
     2. Purchase Price and Payment Due. The parties have agreed to the following valuations of the foregoing and shall use these values for tax reporting of the transactions herein:
Penson Worldwide stock: $8.96 per share.
CNI common stock: $12.70 per share.
Retama Funding Agreement: $5,355,428.77.
Leon County Bonds: $.65/$1.00, or $2,080,000.
Cambridge Bonds: $.85/$1.00, or $1,870,000.
     3. Closing. Closing of the purchase and sale transaction shall take place simultaneously with the closing of the CNI restructuring of its margin debt to Penson Financial Services which shall be a condition to the closing of the transactions herein.
     4. Obligations of CNI at the Closing. CNI shall deliver, or cause to be delivered the Shares to HALL at the Closing by delivery of duly endorsed certificates or by direct transfer into a brokerage account specified by HALL the Penson shares free and clear of liens or encumbrances, other than any legend restricting transfer required to comply with the Securities Act of 1933 and a bill of sale and assignment of the Funding Agreement. CNI shall also deliver to HALL at the Closing the sum of $5,511,800 representing the net balance of the purchase price of the herein.
     5. Obligations of HALL at the Closing. Buyer shall deliver, or cause to be delivered to CNI at the Closing the CNI shares, Leon County Bonds and Cambridge Bonds by delivery of certificates duly endorsed for transfer, free and clear of liens or

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encumbrances, other than legend restricting transfer required to comply with the Securities Act of 1933 or by direct transfer into a brokerage account specified by CNI.
     6. Representations, Covenants and Warranties of Hall. Except as set forth herein, Stockholder hereby represents, warrants and covenants to CNI as follows:
     (a) HALL has the authority to execute and deliver this Agreement and to consummate the purchase and sale transactions contemplated hereby. This Agreement constitutes the valid and binding agreement of HALL, enforceable against him in accordance with its terms. The execution, delivery and performance of this Agreement will not violate any provisions of law, any order of any court or other agency of government, any provision of any indenture, agreement or other instrument to which HALL is a party, or by which his or any of his properties or assets is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of HALL.
     (b) HALL knows of no requirement to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of his sale of the securities contemplated hereby.
     (c) There are no actions (including litigation), proceedings or investigations pending, or to HALL’s knowledge, threatened, or any verdicts or judgments entered against HALL by any court or any administrative agency that might have a material adverse effect on this transaction, financial or otherwise.
     (d) The securities being delivered to CNI herein are not subject to any voting trusts, voting agreements, proxies, liens or encumbrances or restrictions (other than restrictions pursuant to applicable securities laws).
     (e) HALL will file all applicable forms, schedules and reports with the Securities and Exchange Commission concerning this transaction.
     7. Representations, Covenants and Warranties of CNI. Except as set forth herein, CNI hereby represents, warrants and covenants to HALL as follows:
     (a) All necessary corporate action has been taken by CNI to authorize the execution, delivery and consummation by CNI of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by CNI and is a valid and enforceable obligation of CNI in accordance with its terms. The execution, delivery and performance of this Agreement will not violate any provisions of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of CNI, any provision of any indenture, agreement or other instrument to which CNI is a party, or by which it or any of its properties or assets is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of CNI.
     (b) CNI knows of no requirement to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation by him of the transactions contemplated by this Agreement,
     (c) There are no actions (including litigation), proceedings or investigations pending, or to CNI’s knowledge, threatened, or any verdicts or judgments entered against CNI by any court or any administrative agency that might have a material adverse effect on this transaction, financial or otherwise.
     (d) The securities being delivered to HALL herein are not subject to any voting trusts, voting agreements, proxies, liens or encumbrances or restrictions (other than restrictions pursuant to applicable securities laws).
     (e) CNI will file all applicable forms, schedules and reports with the Securities and Exchange Commission concerning this transaction.

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     8. Miscellaneous.
     (a) Each of the Parties hereto shall bear the costs of their respective counsel and all other legal fees and costs related thereto.
     (b) If any provision of this Agreement shall be held to be invalid or void, the remaining provisions shall nevertheless remain in effect. No provision of this Agreement may be modified and the performance or observance thereof may not be waived except by written agreement of the Parties affected hereby. No waiver of any violation or nonperformance of any provision of this Agreement shall be deemed to a waiver of any subsequent violation or non-performance of the same or any other prevision of this Agreement.
     (c) This Agreement, the performance of the Parties hereunder and any disputes related hereto shall be governed by the laws of the State of Texas. If any of the Parties shall initiate a legal proceeding to enforce its rights hereunder, the prevailing party in such legal proceedings shall be entitled to recover from the other party all costs, expenses and reasonable attorneys’ fees incurred in connection with such proceedings.
     (d) This Agreement is, and sets forth, the entire agreement between the Parties hereto with respect to the subject matter hereof of and supersedes any prior or contemporaneous discussion, agreements, representations and warranties related thereto.
     (e) The Parties shall consult with each other with respect to any public announcement of the transactions provided for herein.
     (f) This Agreement may be executed in two or more counterparts and by facsimile, all of which shall be deemed originals and enforceable and together shall constitute a single agreement.
     (g) The Parties shall, at any time after the Closing upon the request of one of the Parties, execute and deliver to the requesting party such documents or instruments of conveyance or assignment or take such other action an is reasonably necessary to complete the transfer of the securities and other transactions contemplated by this Agreement.
     AGREED TO AND ACCEPTED as of the date first above written.

CALL NOW, INC.

By:	/s/ Thomas R. Johnson	/s/ Christopher J. Hall

	Thomas R. Johnson	Christopher J. Hall
President

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